Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (Nos. 333-285894 and 333-278868) of Keel Infrastructure Corp. (as successor issuer to Bitfarms Ltd.) of our report dated March 31, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting of Bitfarms Ltd., which appears in Bitfarms Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

April 1, 2026